EXHIBIT 99.2

RENERGEN LIMITED

Incorporated in the Republic of South Africa

(“Renergen” or “the Company” or together with its subsidiaries “the Group”)

REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED 31 AUGUST 2025

CONTENTS

INTERIM CONSOLIDATED STATEMENT OF FINANCIAL POSITION.	2

INTERIM CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS.	3

INTERIM CONSOLIDATED STATEMENT OF CHANGES IN EQUITY.	4

INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS.	6

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS.	7

INTERIM CONSOLIDATED STATEMENT OF FINANCIAL POSITION

The Interim Consolidated Statement of Financial Position of the Group as at 31 August 2025 is set out below:

		Reviewed	Audited
R'000	Notes	31 August 2025	28 February 2025
ASSETS
NON-CURRENT ASSETS		2,397,619	2,236,021
Property, plant and equipment	4	2,037,978	2,009,373
Intangible assets	5	113,570	24,300
Deferred taxation	6.2	186,692	141,586
Restricted cash	7	25,355	23,079
Finance lease receivables		34,024	37,683

CURRENT ASSETS		278,746	113,153
Inventory		989	3,198
Restricted cash	7	73,009	49,497
Finance lease receivables		6,968	6,116
Trade and other receivables		34,716	26,025
Cash and cash equivalents	8	163,064	28,317
TOTAL ASSETS		2,676,365	2,349,174

EQUITY AND LIABILITIES
EQUITY		974,902	1,114,609
Stated capital	9	1,214,925	1,210,302
Share based payments reserve		21,897	26,318
Other reserves		691	946
Accumulated loss		(361,228)	(198,934)
Equity attributable to equity holders of Renergen		876,285	1,038,632
Non-controlling interest		98,617	75,977

LIABILITIES
NON-CURRENT LIABILITIES		126,313	122,646
Borrowings	10	56,543	53,205
Lease liabilities		8,789	10,011
Deferred revenue		14,455	15,095
Provisions		46,526	44,335

CURRENT LIABILITIES		1,575,150	1,111,919
Borrowings	10	1,482,802	1,013,737
Trade and other payables		90,150	96,413
Lease liabilities		2,198	1,769
TOTAL LIABILITIES		1,701,463	1,234,565
TOTAL EQUITY AND LIABILITIES		2,676,365	2,349,174

2

INTERIM CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS

The Interim Consolidated Statement of Profit or Loss and Other Comprehensive Loss of the Group for the six months ended 31 August 2025 is set out below:

		Reviewed	Reviewed
R'000	Notes	31 August 2025	31 August 2024
Revenue	11	29,093	25,609
Cost of sales	11	(57,814)	(24,727)
Gross (loss)/profit		(28,721)	882

Other operating income	12	26,917	16,383
Share-based payments expense		(202)	(1,748)
Other operating expenses	13	(112,051)	(80,643)
Operating loss		(114,057)	(65,126)

Interest income		4,668	5,450
Interest expense and imputed interest	14	(75,371)	(25,198)
Loss before taxation		(184,760)	(84,874)

Taxation	6.1	45,106	14,161
Loss for the period		(139,654)	(70,713)

Other comprehensive loss:
Items that may be reclassified to profit or loss in subsequent periods:
Exchange differences on translation of foreign operation		(255)	(96)
Other comprehensive loss for the period		(255)	(96)
Total comprehensive loss for the period		(139,909)	(70,809)

Loss attributable to:
Owners of Renergen		(134,508)	(67,472)
Non-controlling interest		(5,146)	(3,241)
Loss for the period		(139,654)	(70,713)

Total comprehensive loss attributable to:
Owners of Renergen		(134,763)	(67,568)
Non-controlling interest		(5,146)	(3,241)
Total comprehensive loss for the period		(139,909)	(70,809)

LOSS PER ORDINARY SHARE
Basic and diluted loss per share (R cents)	15	(91.14)	(45.73)

3

INTERIM CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

The Interim Consolidated Statement of Changes in Equity of the Group for the six months ended 31 August 2025 is set out below:

					Total equity
		Share-		Audited	attributable	Non-
	Share	based		Accumu-	to equity	controlling
	capital	payments	Other	lated	holders of	interest	Total
R'000	(note 9)	reserve	reserves	loss	Renergen	(“NCI”)	equity
For the six months ended 31 August 2024
Balance at 29 February 2024	1170,059	26,445	628	46,515	124,3647	77,456	1,321,103
Loss for the period	-	-	-	(67,472)	(67,472)	(3,241)	(70,713)
Other comprehensive loss for the period	-	-	(96)	-	(96)	-	(96)
Total comprehensive loss for the period	-	-	(96)	(67,472)	(67,568)	(3,241)	(70,809)
Share-based payments expense	-	1,748	-	-	1,748	-	1,748
Balance at 31 August 2024	1170,059	28,193	532	(20,957)	1,177,827	74,215	1,252,042

For the six months ended 28 February 2025
Balance at 1 September 2024	1170,059	28,193	532	(20,957)	1,177,827	74,215	1,252,042
Loss for the period	-	-	-	(168,648)	(168,648)	(7,567)	(176,215)
Other comprehensive income for the period	-	-	414	-	414	-	414
Total comprehensive loss for the period	-	-	414	(168,648)	(168,234)	(7,567)	(175,801)
NCI share of equity contribution	-	-	-	(9,329)	(9,329)	9,329	-
Issue of shares	42,558	(3,242)	-	-	39,316	-	39,316
Share issue costs	(2,315)	-	-	-	(2,315)	-	(2,315)
Share-based payments expense	-	1,367	-	-	1,367	-	1,367
Balance at 28 February 2025	1,210,302	26,318	946	(198,934)	1,038,632	75,977	1,114,609

4

INTERIM CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (continued)

				Reviewed	Total equity
		Share-			attributable
	Share	based		Accumu-	to equity
	capital	payments	Other	lated	holders of		Total
R'000	(note 9)	reserve	reserves	loss	Renergen	NCI	equity
For the six months ended 31 August 2025
Balance at 28 February 2025	1,210,302	26,318	946	(198,934)	1,038,632	75,977	1,114,609
Loss for the period	-	-	-	(134,508)	(134,508)	(5,146)	(139,654)
Other comprehensive loss for the period	-	-	(255)	-	(255)	-	(255)
Total comprehensive loss for the period	-	-	(255)	(134,508)	(134,763)	(5,146)	(139,909)
NCI share of equity contribution	-	-	-	(27,786)	(27,786)	27,786	-
Issue of shares	4,623	(4,623)	-	-	-	-	-
Share-based payments expense	-	202	-	-	202	-	202
Balance at 31 August 2025	1,214,925	21,897	691	(361,228)	876,285	98,617	974,902

5

INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS

The Interim Consolidated Statement of Cash Flows of the Group for the six months ended 31 August 2025 is set out below:

		Reviewed	Reviewed
R'000		31 August 2025	31 August 2024
Cash flows used in operating activities		(118,236)	(42,549)
Cash used in operations	16.1	(122,904)	(47,745)
Interest received		4,668	5,450
Taxation paid		-	(254)

Cash flows used in investing activities		(170,533)	(91,696)
Investment in property, plant and equipment	4	(77,637)	(69,703)
Investment in intangible assets	5	(67,108)	(21,993)
Movement in restricted cash	7	(25,788)	-

Cash flows from/(used in) financing activities		423,515	(236,176)
Proceeds from borrowings	10	538,522	177,973
Repayment of borrowings - capital	10	(64,507)	(348,720)
Repayment of interest on borrowings	10	(48,261)	(63,198)
Interest paid on leasing and other arrangements	14	(1,446)	(1,338)
Payment of lease liabilities - capital		(793)	(893)

TOTAL CASH MOVEMENT FOR THE PERIOD		134,746	(370,421)

Cash and cash equivalents at the beginning of the period		28,317	471,075
Effects of exchange rate changes on cash and cash equivalents		1	(9)
Total cash and cash equivalents at the end of the period		163,064	100,645

6

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of preparation

The reviewed interim consolidated financial statements for the six months ended 31 August 2025 have been prepared and presented in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”), the South African Financial Reporting Requirements, the JSE Listings Requirements and in a manner required by the South African Companies Act 71 of 2008, as amended, and as a minimum contain the information required by IAS 34 Interim Financial Reporting. The accounting policies used in the preparation of these interim consolidated financial statements are in terms of IFRS Accounting Standards.

The directors take full responsibility for the preparation of the interim consolidated financial statements presented. These interim consolidated financial statements have been prepared on a going concern basis and on a historical cost basis, except for land which is carried at revalued amounts. The going concern basis presumes that funds will be available to finance future operations and that the realisation of assets and settlement of liabilities, contingent liabilities and commitments will occur in the ordinary course of business. Refer to note 20 for further disclosures relating to going concern.

These interim consolidated financial statements are presented in South African Rand which is the Company's functional currency and the presentation currency of the Group. All monetary information is rounded to the nearest thousand (R'000); except where otherwise stated.

2. Auditor's review

The Company's auditor has reviewed the interim consolidated financial statements for the six-month period ended 31 August 2025.

Any reference to future financial performance included in this announcement has not been reviewed or reported on by the Company's auditor.

3. Accounting policies

The accounting policies adopted in the preparation of the interim consolidated financial statements for the six months ended 31 August 2025 are consistent with those followed in the preparation of the Group’s consolidated financial statements for the year ended 28 February 2025 which are available on the Company's website. Amendments to accounting standards and new accounting pronouncements which came into effect for the first time during the financial year to date did not have a material impact on the Group.

7

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. Property, plant and equipment

	Reviewed 31 August 2025			Audited 28 February 2025
R'000	Cost or valuation	Accumulated depreciation	Net book value	Cost or valuation	Accumulated depreciation	Net book value
Assets under construction (“AUC”)	503,583	-	503,583	432,594	-	432,594
Plant and machinery	1,105,820	(89,226)	1,016,594	1,105,820	(61,637)	1,044,183
Development asset	321,930	(6,213)	315,717	321,930	(4,545)	317,385
Rehabilitation asset	36,909	(2,979)	33,930	36,909	(1,986)	34,923
Right-of-use assets - motor vehicles	5,671	(4,876)	795	5,671	(4,546)	1,125
Right-of-use asset - head office building	12,684	(4,415)	8,269	12,684	(3,305)	9,379
Land - at revalued amount	3,600	-	3,600	3,600	-	3,600
Motor vehicles	17,124	(9,162)	7,962	17,124	(7,586)	9,538
Office building	157,594	(18,289)	139,305	157,594	(10,258)	147,336
Other[1]	3,056	(2,595)	461	3,056	(2,472)	584

Leasehold improvements:
Furniture and fixtures	12,124	(4,362)	7,762	12,124	(3,398)	8,726
Total	2,180,095	(142,117)	2,037,978	2,109,106	(99,733)	2,009,373

___________

1 Consists of furniture and fixtures, IT equipment and office equipment.

8

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. Property, plant and equipment (continued)

The movement in property, plant and equipment for the period under review is outlined below:

R'000	At 1 March 2025	Additions	Depreciation	At 31 August 2025
AUC	432,594	70,989	-	503,583
Plant and machinery	1,044,183	-	(27,589)	1,016,594
Development asset	317,385	-	(1,668)	315,717
Rehabilitation asset	34,923	-	(993)	33,930
Right-of-use assets - motor vehicles	1,125	-	(330)	795
Right-of-use asset - head office building	9,379	-	(1,110)	8,269
Land - at revalued amount	3,600	-	-	3,600
Motor vehicles	9,538	-	(1,576)	7,962
Office building	147,336	-	(8,031)	139,305
Other[1]	584	-	(123)	461
Leasehold improvements:
Furniture and fixtures	8,726	-	(964)	7,762
Total	2,009,373	70,989	(42,384)	2,037,978

________________

1Consists of furniture and fixtures, IT equipment and office equipment.

A reconciliation of additions to exclude the impact of capitalised borrowing costs and accruals is provided below:

	Note	R'000
Additions as shown above		70,989
Capitalised interest attributable to the IDC loan	10	(2,101)
Net movement in accruals attributable to assets under construction		8,749
Additions as reflected in the cash flow statement		77,637

9

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. Property, plant and equipment (continued)

Pledged assets

Pledged assets are as disclosed in note 10.

Commitments

Commitments attributable to assets under construction are disclosed in note 17.

Impairment assessment of property, plant and equipment

Tetra4 has allocated its property, plant and equipment to a single cash-generating unit (“CGU”) for the purpose of impairment testing in accordance with IAS 36 – Impairment of Assets. The CGU represents the smallest identifiable group of assets that generates cash inflows largely independent of the cash inflows from other assets or groups of assets. The CGU is defined based on Tetra4’s operational structure.

As at 31 August 2025, the recoverable amount of the CGU was determined to be R2.1 billion based on value in use. This was calculated using discounted cash flow projections over a 16-year forecast period which reflects the expected operational life of the Virginia Gas Plant, with a terminal value reflecting sustainable production assumptions. As at 31 August 2025, the carrying amount of the CGU was R2.0 billion resulting in a headroom of R300.0 million. Based on this assessment no impairment loss was recognised for the CGU.

Key assumptions:

Discount rate: 12.0%

Helium and LNG prices: Derived from published forward curves and management estimates

Exchange rates: Based on observable forward rates

Growth rate: 7%

Forecast period: 16 years

Sensitivity analysis

An increase in the discount rate to 12.5% would decrease the available headroom to R71.9 million but would not result in an impairment loss. A decrease of 5% in the EBITDA would decrease the available headroom to R82.8 million but would not result in an impairment loss.

10

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. Intangible assets

	Reviewed 31 August 2025			Audited 28 February 2025
R'000	Cost	Accumulated amortisation and impairment	Net book value	Cost	Accumulated amortisation and impairment	Net book value
Acquired intangible assets	99,678	(6,660)	93,018	9,568	(5,820)	3,748
Exploration and development costs	90,110	-	90,110	-	-	-
Computer software	9,568	(6,660)	2,908	9,568	(5,820)	3,748

Internally developed intangible assets	20,552	-	20,552	20,552	-	20,552
Development costs - Cryo-VaccTM	17,070	-	17,070	17,070	-	17,070
Development costs - Helium Tokens System	3,482	-	3,482	3,482	-	3,482
Total	120,230	(6,660)	113,570	30,120	(5,820)	24,300

The movement in intangible assets for the period under review is outlined below:

R'000	At 1 March 2025	Additions	Amortisation	At 31 August 2025
Acquired intangible assets
Exploration and development costs	-	90,110	-	90,110
Computer software	3,748	-	(840)	2,908

Internally developed intangible assets
Development costs - Cryo-VaccTM	17,070	-	-	17,070
Development costs - Helium Tokens System	3,482	-	-	3,482
Total	24,300	90,110	(840)	113,570

11

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. Intangible assets (continued)

A reconciliation of additions to exclude the impact of accruals is provided below:

R'000	R'000
Additions as shown above	90,110
Net movement in accruals	(23,002)
Additions as reflected in the cash flow statement	67,108

6. Taxation

6.1. Major components of tax income

R'000	Note	Reviewed 31 August 2025	Reviewed 31 August 2024
Deferred tax
- Originating and reversing temporary differences	6.2	45,106	14,415
Carbon tax		-	(254)
Total		45,106	14,161

6.2. Deferred taxation

	Reviewed
R'000	At 1 March 2025	Recognised in profit or loss	At 31 August 2025	Deferred tax asset	Deferred tax liability
Property, plant and equipment	(358,984)	(10,092)	(369,076)	-	(369,076)
Intangible assets	(5,020)	(24,265)	(29,285)	-	(29,285)
Lease liabilities	322	175	497	497	-
Finance lease receivables	(4,355)	(600)	(4,955)	-	(4,955)
Provisions	12,895	651	13,546	13,546	-
Deferred revenue	4,076	(173)	3,903	3,903	-
S24c allowance (future expenditure)	(716)	-	(716)	-	(716)
Unutilised tax losses	493,368	79,410	572,778	572,778	-
Total	141,586	45,106	186,692	590,724	(404,032)

The losses incurred by the Group are mainly attributable to its subsidiary, Tetra4. Phase 1 of the plant is now operating but has not reached nameplate capacity, and Tetra4 is producing and selling LNG under long-term contracts. Tetra4 also commenced selling LHe in March 2025 following the commissioning of the helium facility during the 2025 financial year.

12

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.2. Deferred taxation (continued)

As at 31 August 2025 the Group recognised a deferred tax asset attributable to estimated tax losses totalling R2 121.4 million (February 2025: R1 827.3 million). These tax losses do not expire unless the tax entity concerned ceases to operate for a period longer than a year. The tax losses are available to be off-set against future taxable profits. For tax years ending on or after 31 March 2023 companies with assessed losses will be entitled to set off a maximum of 80% of their assessed losses (subject to a minimum of R1.0 million) against taxable income in a specific year. The remaining 20% is deductible in the following year. Tax losses for which no deferred tax asset was recognised as at 31 August 2025 totalled R814.3 million (February 2025: R696.0 million).

A Group net deferred taxation asset of R186.7 million (February 2025: R141.6 million) has been recognised as it is estimated that future profits will be available against which the assessed losses can be utilised based on the latest financial projections prepared by Management. The key assumption used is the Group reaching nameplate capacity in the current financial year. Once achieved, the Group will move into a profitable, self-sustaining position from the revenue generated from the sale of LNG and LHe that will be produced from future operations, and the leasing of storage and related infrastructure to customers under eight-year contracts which came into effect during the 2023 financial year. Expected future profits (based on forecasts to 2043) underpin the valuation of the exploration and development assets amounting to R42.12 billion (February 2025: R42.12 billion).

7. Restricted cash

R'000	Reviewed 31 August 2025	Audited 28 February 2025
Non-current:	25,355	23,079
Environmental rehabilitation cash guarantee	17,265	15,086
Eskom Holdings SOC Limited cash guarantee	8,090	7,993

Current:	73,009	49,497
Debt Service Reserve Accounts (“DSRA”)	73,009	49,497
DFC	53,426	29,824
Industrial Development Corporation (“IDC”)	19,583	19,673
Total	98,364	72,576

8. Cash and cash equivalents

R'000	Reviewed 31 August 2025	Audited 28 February 2025
Cash at banks and on hand	13,933	11,152
Short-term deposits	149,131	17,165
Total	163,064	28,317

9. Stated capital

For the six months ended 31 August 2025, share capital increased by R4.6 million as a result of the vesting of 123 481 equity settled shares under the share incentive scheme.

There were no dividends declared during the period (28 February 2025: nil).

13

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. Borrowings

Borrowings held at amortised cost comprise:	Reviewed 31 August 2025	Audited 28 February 2025
Non-current:	56,543	53,205
Molopo	56,543	53,205

Current:	1,482,802	1,013,737
DFC	458,491	546,393
IDC	156,487	160,590
Standard Bank of South Africa Limited (“SBSA”)	188,856	169,159
AIRSOL S.r.L ("AIRSOL")	123,697	137,595
ASPI	555,271	-
Total	1,539,345	1,066,942

The movement in the Group's borrowings for the period under review is outlined below:

		Non-cash movements		Cash movements
R'000	At 1 March 2025	Foreign exchange gains[1]	Interest[2]	Additions	Repayments - capital	Repayments - interest	At 31 August 2025
Molopo	53,205	-	3,338	-	-	-	56,543
DFC	546,393	(21,709)	14,510	-	(58,527)	(22,176)	458,491
IDC	160,590	-	11,838	-	(5,980)	(9,961)	156,487
SBSA	169,159	-	19,697	-	-	-	188,856
AIRSOL	137,595	(5,477)	7,703	-	-	(16,124)	123,697
ASPI	-	-	16,749	538,522	-	-	555,271
Total	1,066,942	(27,186)	73,835	538,522	(64,507)	(48,261)	1,539,345

____________

1 Foreign exchange gains reflect the impact of the strengthening of the Rand against the US Dollar.

2 The Group capitalises interest which qualifies as borrowing costs attributable to the construction of qualifying assets. The interest presented above will therefore not correspond to amounts shown as interest expense in the statement of profit or loss. A reconciliation showing the capitalisation and expensing of the interest expense is provided below.

14

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. Borrowings (continued)

A reconciliation of the interest which has been recognised in the statement of profit or loss and other comprehensive loss is provided below:

R'000	Reviewed 31 August 2025	Reviewed 31 August 2024
Interest as shown above	73,835	43,548
DFC interest capitalised within PPE	-	(11,585)
IDC interest capitalised within PPE (note 4)	(2,101)	(9,875)
Interest on borrowings as presented in profit or loss (note 14)	71,734	22,088

Interest on borrowings which has been recognised in the statement of profit or loss and other comprehensive loss comprises interest on the following borrowings:

R'000	Reviewed 31 August 2025	Reviewed 31 August 2024
Molopo	3,338	3,040
DFC	14,510	5,270
IDC	9,737	3,338
SBSA	19,697	2,332
AIRSOL	7,703	8,108
ASPI	16,749	-
Interest on borrowings as presented in profit or loss (note 14)	71,734	22,088

DFC Loan

Tetra4 entered into a US$40.0 million finance agreement with the DFC on 20 August 2019 (“Facility Agreement”). The first draw down of US$20.0 million took place in September 2019, the second draw down of US$12.5 million in June 2020 and the final drawdown of US$7.5 million on 28 September 2021. Tetra4 shall repay the loan in equal quarterly instalments of US$1.08 million (R19.1 million using the rate at 31 Aug 2025) on each payment date which began on 1 August 2022 and will end on 15 August 2031. The loan is secured by Tetra4's physical assets and the DSRA.

The first drawdown of $20.0 million attracts interest of 2.11% per annum. Interest on the second and final drawdowns is 1.49% and 1.24% per annum, respectively. Interest is payable by Tetra4 to the DFC quarterly on 15 February, 15 May, 15 August and 15 November of each year (“Repayment Dates”) for the duration of the loan. Interest accrued and paid during the period totalled US$0.24 million (R4.3 million).

15

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. Borrowings (continued)

DFC Loan (continued)

A guarantee fee of 4% per annum is payable by Tetra4 to the DFC on any outstanding loan balance. The guarantee fee is payable quarterly on the Repayment Dates. Tetra4 paid guarantee fees totalling US$0.55 million (R9.9 million) during the period.

A commitment fee of 0.5% per annum was payable by Tetra4 to the DFC on any undisbursed amounts under the Facility Agreement. There was no commitment fee due during the period as there were no undrawn amounts during the period.

An annual maintenance fee of US$0.04 million is payable by Tetra4 to the DFC for the duration of the loan term and is payable on 15 November of each year, and commenced on 15 November 2020. The maintenance fee covers administrative costs relating to the loan. There were no maintenance fees due during the period.

As at 31 August 2025 the outstanding principal amount of the DFC loan totalled US$25.9 million (R458.5 million).

IDC Loan

Tetra4 entered into a R160.7 million loan agreement with the IDC on 17 December 2021. An amount of R158.8 million was drawn down on 22 December 2021 and is repayable in 102 equal monthly payments which commenced in June 2023. The loan terms included a 12-month interest capitalisation and an 18-month capital repayment moratorium. The loan accrues interest at the prime lending rate plus 3.5% (14.00% on 31 August 2025) and is secured by a pledge of Tetra4’s physical assets and the DSRA. The IDC loan outstanding on 31 August 2025 amounted to R156.5 million and interest accrued during the period amounted to R11.8 million. Qualifying interest attributable to assets under construction, within property, plant and equipment, is capitalised in line with the policy of the Group.

Debt covenants

The following debt covenants apply to the DFC loan:

a) Tetra4 is required to maintain at all times i) a ratio of all interest bearing Debt to EBITDA of not more than 3.0 to 1; (ii) a ratio of Current Assets to Current Liabilities of not less than 1 to 1; and (iii) a Reserve Tail Ratio of not less than 25%.

(b) Tetra4 is required to maintain at all times (i) a ratio of Cash Flow for the most recently completed four (4) consecutive full fiscal quarters, taken as a single accounting period, to Debt Service for the most recently completed four (4) consecutive full fiscal quarters, taken as a single accounting period, of not less than 1.30 to 1; and (ii) a ratio of Cash Flow for the most recently completed four (4) consecutive full fiscal quarters, taken as a single accounting period, to Debt Service for the next succeeding four (4) consecutive full fiscal quarters of not less than 1.3 to 1.

(c) Tetra4 is required to ensure that the DSRA is funded in the aggregate of all amounts due to the DFC within the next six months.

16

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. Borrowings (continued)

The covenants in (a) and (b) were expected to apply from 15 August 2025. Tetra4 has requested that the covenant measurement date be amended to 18 months from the revised Long Stop Date for Phase 1C. The revised Long Stop Date for Phase 1C is 31 January 2026 per the previous consent, making the proposed measurement date approximately 30 July 2027. Tetra4 is awaiting the outcome of this request and as at 31 August 2025 was in default of the loan covenants in a) and b). As at 31 August 2025, Tetra4 complied with the covenant under (c).

The following debt covenants apply to the IDC loan:

a) Tetra4 is required to maintain the same financial and reserve tail ratios, and DSRA as mentioned under the DFC loan.

b) In addition, Tetra4 shall not make any shareholder dividend distribution, repay any shareholders' loans and/or pay any interest on shareholders' loans or make any payments whatsoever to its shareholders without the IDC’s prior written consent, if:

- Tetra4 is in breach of any term of the loan agreement; or

- the making of such payment would result in a breach of any one or more of the financial ratios above.

The covenants in (a) were expected to apply from 15 August 2025. On 1 September 2025 the IDC extended the effective date of these covenants to 15 February 2026. As at 31 August 2025 Tetra4 was therefore in breach of the loan covenant under a).

“Reserve Tail Ratio” means for any calculation date, the quotient obtained by dividing (a) all of the Borrower’s remaining Proved Reserves as of such calculation date by (b) all of the Borrower’s Proved Reserves as of the date of the Facility Agreement.

Molopo Loan

Tetra4 entered into a R50.0 million loan agreement with Molopo on 11 April 2014. The loan term was for an initial period of 10 financial years and 6 months which commenced on 1 July 2014 (was repayable on 31 August 2024). During this period, the loan was unsecured and interest free. As the loan was not repaid on 31 August 2024, it now accrues interest at the prime lending rate plus 2% (12.50% on 31 August 2025). The loan can only be repaid when Tetra4 declares a dividend and utilising a maximum of 36% of the distributable profits in order to pay the dividend. The declaration of the dividends is in the control of Tetra4. It is not expected that the loan will be repaid in the next 12 months given the unavailability of distributable profits based on Tetra4's most recent forecasts. As such, the loan is classified as long term. The loan accrued interest amounting to R3.3 million for the period (at an average rate of 12.82%). The Molopo loan outstanding on 31 August 2025 amounted to R56.5 million.

On 14 November 2024 Molopo initiated legal proceedings against Tetra4 in the High Court of South Africa, Gauteng Local Division, Johannesburg, by issuing summons alleging a breach of contract when Renergen sold the 5.5% stake in Tetra4 to Mahlako Gas Energy Proprietary Limited ("MGE"). The claim pertains to a written loan agreement concluded between Molopo, as the lender, and Tetra4, as the borrower, on or about 11 April 2014. As a consequence, Molopo has purported to cancel the loan agreement, which cancellation is disputed by Tetra4 on the basis that the investment by MGE did not constitute a payment by Tetra4 to its parent in the sale.

17

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. Borrowings (continued)

Molopo Loan (continued)

According to the Lead Times Bulletin for the High Court in Gauteng the soonest hearing date is estimated to only take place in four years and three months, hence the loan continues to be classified as non-current, and interest continues to be accounted for at the prime lending rate plus 2% (12.50% on 31 August 2025) as per the loan agreement.

Unsecured Convertible Debentures

Renergen entered into a US$7.0 million unsecured convertible debenture subscription agreement ("Subscription Agreement") with AIRSOL, an Italian wholly-owned subsidiary of SOL, on 30 August 2023. The Subscription Agreement provided for two tranches of funding: US$3.0 million (“Tranche 1”), received on 30 August 2023, and US$4.0 million (“Tranche 2”), received on 18 March 2024.

The debentures include a contractual maturity date, initially set at 28 February 2025 and amended by agreement to 31 August 2025, subject to the terms of the Subscription Agreement (as amended) and the related Helium Sale and Purchase Agreement. The debentures accrue interest at 13% per annum, calculated and compounded semi-annually, with interest payable on 28 February and 31 August each year. The contractual maturity date has passed and the liability remains outstanding as a result of a dispute between the parties in respect of repayment. This dispute constitutes a default which is required to be disclosed for financial reporting purposes under IFRS 7.18.

The carrying amount of the debentures outstanding at 31 August 2025 was US$7.0 million (R123.7 million) and interest accrued for the period totalled US$0.44 million (R7.7 million). Subsequent to period end, discussions with AIRSOL and SOL regarding the extension and amendment of the maturity terms are ongoing in the context of the parties’ broader commercial arrangements. No formal waiver or amendment had been finalised before the date on which these financial statements were authorised for issue.

Management is actively engaging with the lenders and counterparties to resolve the dispute in conjunction with the broader Phase 2 development financing and the pending transaction with ASPI. (Nasdaq: ASPI). The Board has considered the breach, the status of negotiations and the expected closing of the transaction with ASPI in its assessment of going concern.

SBSA Loan

Renergen obtained a R155.0 million secured loan from SBSA on 30 August 2024 (“SBSA Loan”). The first draw down of R103.3 million occurred on 31 August 2024 and the second draw down of R51.7 million occurred on 17 October 2024. Proceeds were used to fund the working capital and expansion of the Virginia Gas Project. Part of the proceeds of the SBSA Bridge Loan were also used to pay transaction costs attributable to the loan arrangement.

The SBSA Loan accrues interest at a rate linked to 3-month JIBAR plus a variable margin (JIBAR plus the margin equated to 22.28% on 31 August 2025). Interest is compounded and capitalised to the principal amount owing. The SBSA Loan was repayable on the earlier of the receipt of proceeds from the Renergen proposed Nasdaq IPO or 31 August 2025. SBSA and Renergen are in discussions to renegotiate the loan terms, which include revisions to both the interest rate and the maturity date.

18

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. Borrowings (continued)

SBSA Loan (continued)

The SBSA Loan is secured by a third ranking pledge of Tetra4’s assets and shares held by Renergen in Tetra4. In addition, CRT Investments Proprietary Limited ("CRT") an associate of Mr Nicholas Mitchell, and MATC Investments Holdings Proprietary Limited ("MACT") an associate of Mr Stefano Marani, have entered into cession and pledge agreements ("Pledges") with SBSA, in terms of which CRT and MATC have pledged and ceded as security, but remain in CRT and MATC’s possession unless called, collectively 17 314 575 Renergen ordinary shares ("Pledged Shares"), to and in favour SBSA.

CRT and MATC's potential liability under the security given in respect of such financial obligation is capped at the lower of the value of the Pledged Shares or R155.0 million.

The need to procure the requisite equity injection by 24 January 2025 resulted in events of default with respect to the SBSA loan agreement. SBSA reserves all its rights with respect to the default on the equity injection. To date, no further remedies have been requested by SBSA due to the progress achieved in securing funding for the VGP. The SBSA Loan outstanding on 31 August 2025 amounted to R188.9 million and interest accrued during the period amounted to R19.7 million.

ASPI Loan

Renergen and ASPI released an announcement setting out the proposed acquisition by ASPI of all of Renergen’s issued ordinary no par value shares (“Renergen Shares”) by way of a scheme of arrangement (the “Scheme”) in accordance with section 114(1) of the Companies Act, 71 of 2008 ("Companies Act"), in consideration for which ASPI will issue new ASPI common stock to Renergen shareholders. If the Scheme is not implemented, solely due to one or more of the Scheme Conditions not being fulfilled or waived, then ASPI will make an offer to acquire 100% of the Renergen Shares from Renergen shareholders by way of a general standby offer, which is not subject to any conditions as to acceptances (the "Standby Offer").

On 19 May 2025, Renergen and ASPI entered into a loan agreement whereby ASPI through its South African subsidiary, ASP Isotopes South Africa, advanced a US$30 million loan facility to Renergen which funds were disbursed in ZAR equivalent and have been used, and continue to be applied for operating costs, debt servicing, and capital investments (“ASPI Loan”). This facility includes US$10 million (R186.4 million) previously advanced in April 2025 as the first drawdown, followed by another US$10 million (R176.9 million) advanced in May 2025, and the remaining US$10 million (R175.1 million) which was advanced in June 2025.

The ASPI Loan incurs interest at the prime rate as published by FirstRand Bank Limited from time to time and was repayable on 30 September 2025, or such later date that the parties agree. Management is in discussions with ASPI to negotiate the extension of the loan repayment date. Interest accrues daily and is compounded monthly in arrears on a 365-day year basis. The ASPI Loan is unsecured. The ASPI Loan outstanding as at 31 August 2025 amounted to US$30.0 million (R555.3 million) and interest accrued during the period amounted to US$0.95 million (R16.7 million).

11. Segment analysis

There is no difference from the last consolidated financial statements for the year ended 28 February 2025 in the basis of segmentation or in the measurement of segment profit or loss.

With the exception of Renergen US which carries out its operations in the United States of America ("USA"), all of the Group's segments are in South Africa. Therefore no additional geographical information is provided. The analysis of reportable segments as at 31 August 2025 is set out below:

19

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. Segment analysis (continued)

Reviewed R'000	Corporate head office	Tetra4	Cryovation	Renergen US	Total	Eliminations	Consolidated
Revenue	-	29,093	-	-	29,093	-	29,093
External	-	29,093	-	-	29,093	-	29,093
Cost of sales	-	(57,814)	-	-	(57,814)	-	(57,814)
Employee costs	-	(3,395)	-	-	(3,395)	-	(3,395)
Plant depreciation	-	(26,100)	-	-	(26,100)	-	(26,100)
Fuel and lubricants	-	(7,465)	-	-	(7,465)	-	(7,465)
Utilities	-	(18,172)	-	-	(18,172)	-	(18,172)
Movement in inventory	-	(2,682)	-	-	(2,682)	-	(2,682)
Gross loss	-	(28,721)	-	-	(28,721)	-	(28,721)

Interest income	521	4,147	-	-	4,668	-	4,668
Interest expense and imputed interest (note 14)	(44,953)	(30,418)	-	-	(75,371)	-	(75,371)
Share-based payments expense	(158)	(44)	-	-	(202)	-	(202)
Professional fees (note 13)	(13,055)	(3,249)	(37)	(146)	(16,487)	-	(16,487)
Employee costs (note 13)	(10,549)	(12,722)	-	(5,936)	(29,207)	-	(29,207)
Depreciation and amortisation (note 13)	(2,077)	(15,047)	-	-	(17,124)	-	(17,124)
Management fees charged to Tetra4	20,200	-	-	-	20,200	(20,200)	-
Management fees charged to Renergen	-	-	-	6,200	6,200	(6,200)	-
Management fees charged by Renergen US and Renergen	(6,200)	(20,200)	-	-	(26,400)	26,400	-
Taxation	7,443	37,663	-	-	45,106	-	45,106

Loss for the year	(45,518)	(93,569)	(107)	(550)	(139,744)	90	(139,654)
Total assets	2,536,725	2,591,232	16,872	4,349	5,149,178	(2,472,813)	2,676,365
Total liabilities	(901,227)	(798,191)	(6,081)	(1,406)	(1,706,905)	5,442	(1,701,463)

20

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. Segment analysis (continued)

The analysis of reportable segments as at 31 August 2024 is set out below:

Reviewed R'000	Corporate head office	Tetra4	Cryovation	Renergen US	Total	Eliminations	Consolidated
Revenue	-	25,609	-	-	25,609	-	25,609
External	-	25,609	-	-	25,609	-	25,609
Cost of sales	-	(24,727)	-	-	(24,727)	-	(24,727)
Employee costs	-	(2,059)	-	-	(2,059)	-	(2,059)
Plant depreciation	-	(4,006)	-	-	(4,006)	-	(4,006)
Fuel and lubricants	-	(2,517)	-	-	(2,517)	-	(2,517)
Utilities	-	(15,795)	-	-	(15,795)	-	(15,795)
Movement in inventory	-	(350)	-	-	(350)	-	(350)
Gross profit	-	882	-	-	882	-	882

Interest income	754	4,696	-	-	5,450	-	5,450
Interest expense and imputed interest	(11,258)	(13,943)	-	-	(25,201)	3	(25,198)
Share-based payments expense	(1,342)	(406)	-	-	(1,748)	-	(1,748)
Professional fees	(10,417)	(3,677)	(97)	(14)	(14,205)	934	(13,271)
Employee costs	(10,674)	(10,815)	-	(4,943)	(26,432)	423	(26,009)
Depreciation and amortisation	(1,966)	(17,332)	-	-	(19,298)	150	(19,148)
Management fees charged to Tetra4	22,569	-	-	-	22,569	(22,569)	-
Management fees charged by Renergen US	(4,500)	(12,581)	-	-	(17,081)	17,081	-
Taxation	1,315	12,846	-	-	14,161	-	14,161

Loss for the year	(10,882)	(58,930)	(156)	(837)	(70,805)	92	(70,713)
Total assets	1,954,638	2,384,836	16,881	4,133	4,360,488	(1,905,104)	2,455,384
Total liabilities	(272,807)	(935,166)	(5,918)	(1,700)	(1,215,591)	12,249	(1,203,342)

21

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. Segment analysis (continued)

For the period ended 31 August 2025, revenue from Customer A amounted to R29.0 million, representing 99.7% of total revenue (August 2024: R24.5 million, 95.7%).

Therefore during the six months ended 31 August 2025, R29.0 million or 99.7% (August 2024: R25.6 million or 100%) of the Group’s revenue depended on the sales of LNG to one customer (August 2024: two customers). Revenue is reported under the Tetra4 operating segment. The Group's revenue is derived from the sale of LNG and LHe (August 2024: from sales of LNG).

Inter-segment balances are eliminated upon consolidation and are reflected in the “eliminations” column. There were no inter-segment revenues.

12. Other operating income

R'000	Reviewed 31 August 2025	Reviewed 31 August 2024
Net foreign exchange gains[1]	26,826	16,304
Other income	91	79
Total	26,917	16,383

_______________

1 The foreign exchange differences primarily arise from the translation of foreign debt (refer to note 10).

13. Other operating expenses

Other operating expenses comprise:

R'000	Notes	Reviewed 31 August 2025	Reviewed 31 August 2024
Professional fees		16,487	13,271
Employee costs		29,207	26,009
IT costs		3,925	2,618
Insurance[1]		10,645	3,553
Depreciation and amortisation[2]	4,5	17,124	15,142
Health and safety		3,082	2,305
Office expenses[3]		7,128	634
Selling and distribution expenses		6,084	5,837
Repairs and maintenance[4]		10,524	4,899
Other operating expenses[5]		7,845	6,375
Total		112,051	80,643

_________________

1 The increase in insurance is due to assets brought into use during the prior year for which the insurance expense is no longer capitalised but expensed in the current period.

2 Refer to the depreciation reconciliation provided in note 16.1.

3 Reflects the cessation of the capitalisation of expenses due to the commissioning of the balance-of-plant and LNG/LHe plant in the latter part of the prior financial year.

4 Reflects the impact of a higher asset base in use.

5 Mainly comprise marketing and advertising expenses, travel expenses, motor vehicle costs, leasing expenses and other staff costs.

22

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14. Interest expense and imputed interest

R'000	Note	Reviewed 31 August 2025	Reviewed 31 August 2024
Interest – leasing arrangements		849	889
Interest – borrowings	10	71,734	22,088
Imputed interest – rehabilitation provision		2,191	1,772
Interest - suppliers		597	-
Interest – other		-	449
Total		75,371	25,198

Interest paid as presented in the statement of cash flows comprises:

R'000	Reviewed 31 August 2025	Reviewed 31 August 2024
Interest – leasing arrangements	849	889
Interest – suppliers and other	597	449
Interest paid on leasing and other arrangements per the statement of cash flows	1,446	1,338

15. Loss per share

R Cents	Reviewed 31 August 2025	Reviewed 31 August 2024
Basic and diluted	(91.14)	(45.73)

R'000	Reviewed 31 August 2025	Reviewed 31 August 2024
Loss attributable to equity holders of Renergen used in the calculation of the basic and diluted loss per share:	(134,508)	(67,472)

000's	Reviewed 31 August 2025	Reviewed 31 August 2024
Weighted average number of ordinary shares used in the calculation of the basic loss per share:	147,591	147,529
Issued shares at the beginning and end of the period	147,529	147,529
Effect of shares issued during the period (weighted)	62	-
Add: Dilutive share options	-	-
Weighted average number of ordinary shares used in the calculation of the diluted loss per share	147,591	147,529

The share options and bonus scheme shares have not been included in the weighted average number of shares used to calculate the diluted loss per share or the diluted headline loss per share as they are anti-dilutive. These options are anti-dilutive because of the loss position of the Group.

23

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15. Loss per share (continued)

Headline loss per share

R Cents	Reviewed 31 August 2025	Reviewed 31 August 2024
Basic and diluted	(91.14)	(45.73)

Reconciliation of headline loss:

R'000	Reviewed 31 August 2025	Reviewed 31 August 2024
Loss attributable to equity holders of Renergen	(134,508)	(67,472)
Headline loss	(134,508)	(67,472)

The headline loss has been calculated in accordance with Circular 1/2023 issued by the South African Institute of Chartered Accountants.

16. Notes to the statement of cash flows

1.1. Cash used in operations

R'000	Notes	Reviewed 31 August 2025	Reviewed 31 August 2024
Loss after taxation		(139,654)	(70,713)

Adjustments for:
Taxation	6.1	(45,106)	(14,161)
Depreciation and amortisation[1]		43,224	19,148
Interest expense and imputed interest	14	75,371	25,198
Interest income		(4,668)	(5,450)
Share-based payments expense		202	1,748
Increase in payroll and other accruals		1,392	4,883
Movement in restricted cash		-	28,255
Net foreign exchange gains		(28,454)	(20,692)

Changes in working capital:
Inventories		2,209	308
Finance lease receivables		2,807	2,489
Trade and other receivables	16.2.1	702	6,772
Trade and other payables	16.2.2	(30,929)	(25,530)
Cash used in operations		(122,904)	(47,745)

_________________

1 A reconciliation of the depreciation and amortisation charges of the Group is provided below.

24

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

16. Notes to the statement of cash flows (continued)

16.1. Cash used in operations (continued)

R'000	Notes	Reviewed 31 August 2025	Reviewed 31 August 2024
Depreciation and amortisation comprises:
Depreciation of PPE	4	42,384	18,334
Amortisation of intangible assets	5	840	965
Adjustment to depreciation		-	(151)
Depreciation and amortisation as shown above		43,224	19,148

Depreciation and amortisation is recorded within these line items in the statement of profit or loss and other comprehensive loss:

R’000	Note	Reviewed 31 August 2025	Reviewed 31 August 2024
Operating expenses	13	17,124	15,142
Costs of sales		26,100	4,006
Depreciation and amortisation as shown above		43,224	19,148

16.2. Changes in working capital

16.2.1. Trade and other receivables

For purposes of the cashflow statement the movement in trade and other receivables comprises:

R'000	Note	Reviewed 31 August 2025	Reviewed 31 August 2024
Trade and other receivables at the beginning of the period		26,025	32,709
Eliminated in the cashflow statement:
Reclassification between trade receivables and trade payables	16.2.2	9,393	6,441
Trade and other receivables at the end of the period		(34,716)	(32,378)
Movement in trade and other receivables		702	6,772

25

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

16. Notes to the statement of cash flows (continued)

16.2.2. Trade and other payables

For purposes of the cashflow statement the movement in trade and other payables comprises:

R'000	Notes	Reviewed 31 August 2025	Reviewed 31 August 2024
Trade and other payables at the beginning of the period		(96,413)	(82,272)
Eliminated in the cashflow statement:
Accruals attributable to:
- leave pay		(916)	276
- Non-executive directors' fees		(476)	(1,192)
- production costs		-	(3,817)
- assets under construction	4	8,749	(68,879)
- intangible assets	5	(23,002)	(3,795)
Net foreign exchange gains		627	(189)
Exchange differences on translation of foreign operations		(255)	(96)
Reclassification between trade receivables and trade payables	16.2.1	(9,393)	(6,441)
Trade and other payables at the end of the period		90,150	140,875
Movement in trade and other payables		(309,29)	(25,530)

17. Contingencies and commitments

Contingent liabilities

There are no contingent liabilities as at 31 August 2025 attributable to any of the Group companies (28 February 2025: nil).

Commitments

	Reviewed 31 August 2025
R'000	Spent to date	Contractual commitments	Total approved
Capital equipment, construction and drilling costs	144,177	106,612	250,789
Total	144,177	106,612	250,789

	Audited 28 February 2025
R'000	Spent to date	Contractual commitments	Total approved
Capital equipment, construction and drilling costs	158,931	81,957	240,888
Total	158,931	81,957	240,888

26

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

17. Contingencies and commitments (continued)

The Board approved total project costs amounting to R1.9 billion (February 2025: R1.9 billion) relating to the construction of the VGP. At 31 August 2025 the Group had contractual commitments totalling R106.6 million (February 2025: R82.0 million) for the procurement of capital equipment and services. As at the end of the reporting period there were no other material contractual commitments to acquire capital equipment.

18. Related parties

Relationships

There were no changes to the related party relationships during the six months under review.

There were no transactions or balances with companies controlled by Directors or shareholders with significant influence during the period under review except for as disclosed under the SBSA loan in note 10 (security provided for the DFC borrowings by companies owned by Mr Stefano Marani and Mr Nicholas Mitchell).

Related party balances

There are no related party balances included in the results of the Group as at 31 August 2025.

Key management personnel

There was no change in the determination of key management personnel as compared to the position as at 28 February 2025. Remuneration paid to key management personnel during the six months ended 31 August 2025 is disclosed below:

	Reviewed 31 August 2025	Reviewed 31 August 2024
Non-executive Directors fees[1]	959	1,192
Remuneration - Executive Directors	11,286	9,596
Remuneration - Prescribed Officers	1,553	1,339
Total	13,798	12,127

_____________

1 Luigi Matteucci retired and Thembisa Skweyiya resigned on 26 July 2024 and 10 April 2024, respectively.

19.   Events after the reporting period

Change in substantial shareholdings

On 10 September 2025 the Company announced that the Public Investment Corporation SOC Limited ("PIC") disposed of a beneficial interest in the securities of the Company. The remaining beneficial interest held by the PIC amounts to 4.372%.

Extension of deadline for fulfilment of Conditions relating to the ASPI transaction

On 15 September 2025, the Company announced that the deadline related to the ASPI transaction, as set out in the Circular distributed on 12 June 2025, had been proactively extended. In accordance with paragraph 5.2.5 of the Circular, the deadline for fulfilling the outstanding Conditions was moved from 30 September 2025 to 28 November 2025.

27

NOTES TO THE REVIEWED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

19. Events after the reporting period (continued)

IDC waiver

On 1 September 2025 the IDC extended the effective date applicable to the loan covenants disclosed in note 10.

Favourable litigation outcome in the Springbok Solar Power matter

On 22 September 2025 the Company announced the conclusion of a full settlement and coexistence agreement with Springbok Solar Power, which ended the legal dispute disclosed under the Litigation Section.

20. Going concern

The interim consolidated financial statements presented have been prepared on a going concern basis, which assumes the Group will be able to discharge its liabilities as they fall due.

The following circumstances existed as at 31 August 2025:

•

The Group was in default of the DFC, IDC and SBSA loan agreements and the AIRSOL Subscription Agreement as outlined in note 10 (“Default Events”). The IDC granted a waiver post-period end (see note 19).

•	The Group’s current liabilities exceed its current assets by R1.3 billion impacted mainly by the classification of the DFC and IDC loans as current liabilities as fully set out in note 10.

•	The Group received loan funding totalling $30.0 million from ASPI to advance the VGP Phase 1 operations to nameplate capacity.

In conducting its most recent going concern assessment, Management has considered the period up to 30 September 2026 (“Assessment Period”) as it has assessed that the Default Events will be remedied during the Assessment Period and that key funding initiatives will be concluded during this period. The Group has reviewed its cash flow projections for the Assessment Period (“Cash Forecast”) and has performed stress testing of the base case projections. The stress case scenarios include downward variations in the selling prices of LNG (10%) and LHe (20%), delays in operating at Phase 1 nameplate capacity and a 10% increase in operating costs. Management has also considered volatilities in the exchange rates, interest rates and energy prices in determining the Cash Forecast. Under these conditions, the Group may require additional liquidity support.

The Cash Forecast is underpinned by the key assumption that the Offer as approved by 99.8% of Renergen’s shareholders will be concluded during the Assessment Period (Refer to note 10 for details of the ASPI transaction). There are a few regulatory and lender approvals that are in advanced stages of being obtained. The Board is confident that these approvals will be obtained timeously. Once the Offer is unconditional, Renergen will be a wholly owned subsidiary of ASPI and benefit from ASPI’s strong balance sheet and ability to source funding.

After consideration of the Cash Forecast, the outcome of the stress testing performed and the developments after the reporting date, the Group has concluded that the going concern basis of preparation is appropriate. Management is cognisant of the material uncertainty surrounding the timeous conclusion of the Offer which may cast significant doubt about the Group’s ability to realise its assets and discharge its liabilities in the normal course of business and continue as a going concern.

The Board has a reasonable expectation that the remediation of Default Events will be concluded within the Assessment Period, and that the approvals required for the Offer will be obtained. This will enable the Group to have adequate resources to meet its obligations and continue its operations in the normal course of business for the Assessment Period.

28